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                Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements of National Media Corporation on Form S-3 (File Nos. 33-53252, 33-34303, 33-35301, 33-41916, 33-82618, 33-63841) and Form S-8 (File Nos. 33-34304, 33-60969,
33-63537) of our report with respect to the Combined Financial Statements of DirectAmerica Corporation and California Production Group, Inc. dated December 12, 1995 included in the Current Report of National Media Corporation
(Form 8K/A) dated January 4, 1996, filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP

Philadelphia, Pennsylvania
January 4, 1996